10.1 Stock Purchase Agreement dated September 30, 2004 between ERF Wireless, Inc. and H. Dean Cubley, Ph. D., John Nagel, Billie Mize, and Christopher W. Futer.

                            STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT, ("Agreement") dated as of September 30, 2004, among ERF Wireless, Inc., a Nevada corporation ("Purchaser") and the selling stockholders (the "Sellers") of Eagle R. F. International, Inc., a Texas corporation ("Target") listed on the signature page hereof.

WHEREAS, Purchaser desires to acquire from the Sellers 100% of the capital stock of Target (the "Target Capital Stock") for a purchase price (the "Purchase Price Amount") payable as of the Closing Date in newly issued securities of the Purchaser (the "Payment Securities");

WHEREAS, the Sellers desire to sell the Target Capital Stock to Purchaser for the Purchase Price Amount and in exchange for the Payment Securities subject to the terms and conditions of this Agreement; and

WHEREAS, Purchaser and the Sellers are engage in a private transaction and that transactions contemplated by this Agreement are exempted transactions under the applicable securities laws, including Section 4 of the Securities Act of 1933 and subject to all the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

Definitions

"Closing Date" means September 30, 2004 or as soon thereafter as possible.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC thereunder.

"GAAP" means United States generally accepted accounting principles, consistently applied throughout the specified period and in all prior comparable periods.

"Purchase Price Amount" has the meaning ascribed to it in Section 2.1.

"Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

"Target" has the meaning ascribed to it in the forepart of this Agreement.

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                                   ARTICLE II

                            CONSIDERATION AND CLOSING

2.1 Purchase and Sale. On the terms and subject to the conditions of this Agreement,

(a) At the Closing, Purchaser shall purchase from the Sellers, free and clear of all Liens, all of the Target Capital Stock.

(b) The Purchase Price shall be payable at the Closing as set forth below.

(c) The Purchase Price shall be payable in shares of Purchaser's $.001 par value common stock. The Purchase Price shall consist of One Million (1,000,000) newly issued shares allocated pro rata among the Sellers based upon the Sellers ownership percentage of the Target. The shares shall be restricted securities, shall be issued with a Rule 144 legend, and shall contain significant limitations upon resale in the absence of a registration statement or exemption from registration. The shares shall be delivered to the Sellers at Closing.

2.2 Closings. The Closing will take place at the offices of the Purchaser on the Closing Date in accordance with the terms of this Agreement, or at such other place or time as Purchaser and the Sellers mutually agree. At the Closing, Purchaser shall pay to the Sellers the Purchase Price pursuant to Section 2.1. Simultaneously, the Sellers shall deliver to Purchaser one or more certificates representing the Target Capital Stock together with all necessary instruments of transfer, in form and substance reasonably satisfactory to Purchaser. At the Closing, there shall also be delivered to Purchaser the opinions, certificates and other contracts, documents and instruments required to be delivered under the terms of this Agreement.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

The Sellers represent and warrant to Purchaser that the statements contained in this Article III are true and correct as of the date of this Agreement, and will be true and correct as of the Closing Date (as though made then and as though such Closing Date was substituted for the date of this Agreement throughout this
Article III). The Sellers have delivered a Disclosure Schedule (including exhibits thereto) to Purchaser setting forth certain information, the disclosure of which is required or appropriate in relation to any or all of the following representations and warranties.

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3.1 Organization of Target. Target is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. Target operates a retail outlet in San Antonio, Texas and has a customer base of several thousand wireless customers in Texas, Oklahoma and Louisiana. The customer base consists of both narrowband and broadband wireless subscribers.

(a) Target is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary.

3.2 Capitalization. As of the date hereof, and immediately prior to the consummation of the transactions contemplated hereby and before giving effect to such transactions, the authorized capital stock of Target consists 100,000 shares of no par value authorized of which 1,000 shares are issued and outstanding and the Sellers own 100% of the legal, economic and beneficial interests. As of the date hereof, there are no preemptive or similar rights to purchase or otherwise acquire capital stock in Target pursuant to any provision of law, the Charter Documents or Articles of Incorporation (in each case, as amended and in effect on the date hereof), or any agreement to which Target is a party. All Sellers expressly waive any rights that would otherwise cause a termination of the Target or trigger any buy-sell agreement, or similar rights due to this Agreement.

3.3 Financial Statements.

(a) The Sellers have furnished or will furnish, on or before September 30, 2004, the Purchaser with true and complete copies of the consolidated balance sheets of Target as of December 31, 2003 and June 30, 2004 and the related consolidated statements of operations, statement of changes in member's equity and cash flows for the years then ended, together with the notes thereto, (the "Financial Statements"), setting forth in each case in comparative form the corresponding figures for the corresponding dates and periods of the previous fiscal year, together with reports of auditors thereon. The Financial Statements fairly present in all material respects the consolidated financial position of Target and its Subsidiaries, if any, as of the respective dates thereof, and the results of operations, changes in stockholder's equity and cash flows for the periods set forth therein, all in conformity with United States GAAP. The gross revenue of Target during the last 12 months has averaged $20,000 per month.

3.4 Disclosure. This Agreement does not, and the documents and certificates executed by the Sellers and/or Target or otherwise furnished by the Sellers and Target to Purchaser do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

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                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.    Representations and Warranties of Purchaser

Purchaser represents and warrants to the Sellers that:

4.1 Organization and Authority. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with the corporate power and authority to carry on its business as now being conducted. The execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement have been, or will be prior to closing, duly authorized by all requisite corporate actions on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the valid, binding, and enforceable obligation of Purchaser.

4.2 Ability to Carry Out Agreement. To the best of Purchaser's knowledge and belief, the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in, any provisions of applicable law, any agreement, instrument, judgment, order or decree to which Purchaser is a party or to which Purchaser is subject. No consents of any persons under any contract or agreement required to be disclosed pursuant to this Agreement are required for the execution, delivery, and performance by Purchaser of this Agreement.

4.3 The Shares. The securities to be issued pursuant to this Agreement will be issued at Closing, free and clear of liens, claims, and encumbrances, and Purchaser has all necessary right and power to issue the securities to the Sellers as provided in this Agreement without the consent or approval of any person, firm, corporation, or governmental authority.

4.4 Capitalization of Purchaser. The capitalization of Purchaser is, as of the date hereof, comprised of Five Hundred Million shares (500,000,000) of which stock Four Hundred Seventy Five Million (475,000,000) shares of the par value of $.001 each are common stock and of which Twenty Five Million (25,000,000) shares of the par value of $.001 each are preferred stock. As of the date hereof, the Purchaser has not more that Four Hundred Thousand (400,000) shares of common stock issued and outstanding, Two Million Eight Hundred Eighty Thousand (2,880,000) shares of common stock reserved for issuance underlying warrants and stock options, and Eighteen Million Six Hundred Seventy Six Thousand Three Hundred Forty Seven (18,676,347) shares reserved for issuance upon conversion of the Purchaser's 1,000,000 shares of issued and outstanding Series A Convertible Preferred Stock. As of the date hereof, the Purchaser has designated Two Million Five Hundred Thousand (2,500,000 shares of its preferred stock as Series A Convertible Preferred Stock of which One Million (1,000,000) shares are issued and outstanding. All issued and outstanding shares are legally issued, fully paid, and non-assessable, and are not issued in violation of the preemptive or other right of any person.

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4.5 Contracts. Except as disclosed pursuant to this Agreement or in Purchaser's filings with the SEC, there are no contracts, actual or contingent obligations, agreements, franchises, license agreements, or other commitments between Purchaser and other third parties which are material to the business, financial condition, or results of operation of Purchaser, taken as a whole. For purposes of the preceding sentence, the term "material" refers to any obligation or liability that by its terms calls for aggregate payments of more than $25,000.

4.6 Securities Laws. Purchaser represents that, except as disclosed, it has no existing or threatened liabilities, claims, lawsuits, or basis for the same with respect to its original stock issuance to its founders, any other issuance of stock, or any dealings with its stockholders, the public, the brokerage community, the SEC, any state regulatory agencies, or other persons. Purchaser represents that all reports required to be filed pursuant to the '34 Act and any applicable U.S. state "Blue Sky" laws have been filed.

4.7 Corporate Records. Copies of all corporate books and records, including, but not limited to, any other documents and records of Purchaser relating to the proceeding of its shareholders and directors will be provided to the Sellers prior to Closing. All such records and documents are and will be complete, true, and correct.

4.8 Approvals. Except as otherwise provided in this Agreement, no authorization, consent, or approval of, or registration or filing with, any governmental authority or any other person is required to be obtained or made by Purchaser in connection with the execution, delivery, or performance of this Agreement.

4.9 Full Disclosure. The information concerning Purchaser, set forth in this Agreement, and in Purchaser Disclosure Documents, is, to the best of Purchaser's knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

4.10 Date of Representations and Warranties. Each of the representations and warranties of Purchaser set forth in this Agreement is true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement.

                                    ARTICLE V

                  CONDITIONS PRECEDENT TO SELLERS' OBLIGATIONS

5. Conditions Precedent to Obligations of the Sellers

All obligations of the Sellers under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

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5.1 Representations and Warranties. The representations and warranties by
Purchaser set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. Purchaser shall deliver on the Closing Date a certificate to this effect, referred to as Purchaser's Certificate of Representations and Warranties.

5.2 No Breach or Default. Purchaser shall have performed and complied with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

5.3 Action to Pay Purchase Price. Purchaser shall have taken all corporate and other action necessary to issue and deliver the shares representing the Purchase Price to the Sellers pursuant to this Agreement at Closing.

5.4 Company Disclosure Documents. Before Closing, Purchaser will have delivered to the Sellers, or caused the delivery of, Purchaser's Disclosure Documents.

5.5 Approval of Other Instruments and Documents by the Sellers. All instruments and documents delivered to the Sellers pursuant to the provisions of this Agreement shall be reasonably satisfactory to their legal counsel.

5.6 Opinion of Counsel. Purchaser shall have delivered to the Sellers an opinion of counsel dated the Closing Date to the effect that:

(A) Purchaser is duly organized, validly existing, and in good standing under the laws of the United States, State of Nevada.

(B) Purchaser has the corporate power to conduct business and, specifically, to carry on its business as now being conducted and is duly qualified to do business in the United States, State of Nevada.

(C) All corporate actions and director approvals have been properly obtained and completed by Purchaser, to the extent, if any, that they are necessary, for all actions required under this Agreement prior to Closing.

(D) This Agreement has been duly authorized, executed, and delivered by Purchaser and is a valid and binding obligation of Purchaser and, in this regard, Purchaser shall provide the Sellers at Closing with a copy of the resolution or resolutions of the Board of Directors of Purchaser, approving and authorizing the issuance by Purchaser of the shares upon the terms and conditions herein set forth.

                                   ARTICLE VI

                 CONDITIONS PRECEDENT TO PURCHASERS' OBLIGATIONS

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6.    Conditions Precedent to Obligations of Purchaser

All obligations of Purchaser under this Agreement are subject to the fulfillment, prior to or as of the Closing Date, of each of the following conditions:

6.1 Representations and Warranties. The representations and warranties executed by and on behalf the Sellers set forth in this Agreement shall be true and correct at and as of the Closing Date, with the same force and effect as though made at and as of the Closing Date, except for changes permitted or contemplated by this Agreement. The Sellers shall cause to be delivered on the Closing Date the certificate to this effect, referred to in this Agreement as the Certificate of Representations and Warranties executed by each Seller.

6.2 Action to Transfer the Target Capital Stock. The Sellers shall have taken all action necessary to transfer the Target Capital Stock to Purchaser pursuant to this Agreement. In this regard, the conveyance(s) of the Target Capital Stock shall contain such good and sufficient stock powers, and other good and sufficient instruments of sale, conveyance, transfer, and assignment, in form and substance reasonably satisfactory to Purchaser's counsel and with all requisite documentary stamps, if any, affixed, as shall be required or as may be appropriate in order effectively to vest in Purchaser's good, indefeasible, and marketable title to the Target Capital Stock free and clear of all liens, mortgages, conditional sales, and other title retention agreements, pledges, assessments, covenants, restrictions, reservations, easements, and all other encumbrances of every nature.

In addition to the conveyance and delivery of the Target Capital Stock, the Sellers shall have taken all action necessary to deliver all of Target's corporate books and records, including but not limited to its files, documents, papers, agreements, formulas, books of account, and records pertaining to its business, and evidence of compliance with applicable securities laws, if required and requested by Purchaser's counsel.

6.3 Target's Financials. Before Closing, the Sellers will have delivered the Financial Statements to Purchaser.

6.4 Opinions, Affidavits and Declarations of the Sellers. The Sellers or Target shall have delivered to Purchaser an opinion of qualified legal counsel reasonably satisfactory to Purchaser, and its counsel and auditors, dated as at the Closing Date, that:

(A) Target is duly organized, validly existing, and in good standing under the laws of the State of Texas.

(B) Target has the corporate power to carry on its business as now being conducted and is duly qualified to do business in any other jurisdiction where required or where the non-qualification to do business would have a material adverse affect on the value of its business.

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(C) All action and approvals required in connection to the transfer of the
Target Capital Stock to Purchaser have been properly taken, completed or obtained by the Sellers and/or Target, to the extent, if any, that they are necessary.

6.5 Debt Conversion and Funding Agreement. Purchaser shall have reached a binding agreement with third party creditors and investors of Target to convert $487,142.33 of existing debt into 974,285 shares of Purchaser's Series A Convertible Preferred Stock and to purchase 525,715 additional shares of Purchaser's Series A Convertible Preferred Stock for a further investment of $262,857.67 during the next 90 days.

                                   ARTICLE VII

                            COVENANTS BY THE SELLERS

7. Covenants and Agreements of the Sellers

Up to and including the Closing Date, the Sellers covenant that:

7.1 Access and Information. After the execution of this Agreement, the Sellers will permit Purchaser to have reasonable access to all information necessary to verify the representations and warranties made herein. After the Closing, the Sellers will continue to permit Purchaser access to such additional documentation and information as is reasonably necessary to completion of the transactions contemplated under this Agreement.

7.2 Conduct of Business as Usual. Up until the Closing Date, the Sellers shall insure that Target's operations shall be conducted only in the usual and ordinary course, and that no change will be made to such operations that might adversely affect the value of the Target Capital Stock to be transferred to Purchaser.

7.3 Best Efforts. The Sellers shall use their best efforts to fulfill all conditions of the Closing including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

7.4 Tax Opinion. The Sellers shall consult with tax advisors, tax lawyers and accountants of their own choosing to satisfy themselves concerning the tax character of the transactions contemplated by this Agreement. The Sellers acknowledge that tax consequences, if any, of this Agreement shall be the responsibility of the party incurring the same.

                                  ARTICLE VIII

                           COVENANTS BY THE PURCHASER

8. Covenants and Agreements of Purchaser

Up to and including the Closing Date, Purchaser covenants that:

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8.1 Maintenance of Capital Structure. Up until the Closing Date, or termination hereof, whichever is the earlier, except as disclosed herein or required under the terms of this Agreement, no change shall be made in the Articles of Incorporation or Bylaws of Purchaser, or the authorized capital stock of Purchaser.

8.2 Avoidance of Distributions. Up until the Closing Date, Purchaser shall not declare any dividends, make any payments or distributions to its stockholders or purchase for cash or redeem any of its shares of capital stock.

8.3 Conduct of Business as Usual. Up until the Closing Date, Purchaser shall conduct its operations only in the usual and ordinary course, and that no change will be made to such operations that might adversely affect the value of Purchaser.

8.4 Access and Information. After the execution of this Agreement, Purchaser will permit the Sellers to have reasonable access to all information necessary to verify the representations and warranties of Purchaser. After the Closing, Purchaser will continue to permit the Sellers access to such additional documentation and information regarding Purchaser as is reasonably necessary to completion of the transactions contemplated under this Agreement.

8.5 Best Efforts. Purchaser shall use its best efforts to fulfill or obtain the fulfillment of all conditions of the Closing, including the timely solicitation of affirmative consent of all third parties necessary to effect a Closing under this Agreement.

                                   ARTICLE IX

                             TERMINATION PROVISIONS

9. Termination

9.1 Termination Without Cause. This Agreement may be terminated at any time prior to the Closing Date without cost or penalty to either party by mutual consent of the Sellers and Purchaser.

9.2 Termination with Cause

This Agreement may be terminated, with the terminating party to be reimbursed by the other party of all expenses and costs related to this Agreement, if:

(A) Breach or Noncompliance by the Sellers. The Sellers shall fail to comply in any material aspect with any of their representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by the Sellers under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

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(B) Breach or Noncompliance by Purchaser. Purchaser shall fail to comply in any material aspect with any of its representations, warranties, or obligations under this Agreement, or if any of the representations or warranties made by Purchaser under this Agreement shall be inaccurate in any material respect and is not cured within ten (10) business days of notice of such breach.

                                    ARTICLE X

                        SECURITIES LAW DISCLOSURE CLAUSES

10. Securities Registration; Disclosure

10.1 Private Transaction. The Sellers understand that the shares issued pursuant to this Agreement, have not been nor will they be registered under the Securities Act of 1933 as amended ("33 Act"), but are issued pursuant to exemptions from registration including but not limited to Regulation D and
Section 4(2) of the '33 Act.

10.2 Access to Information. The Sellers represents that, by virtue of their economic bargaining power or otherwise, they have had access to or has been furnished with, prior to or concurrently with Closing, the same kind of information that would be available in a registration statement under the '33 Act should registration of the shares issued pursuant to this Agreement have been necessary, and that they have had the opportunity to ask questions of and receive answers from Purchaser's officers and directors, or any party acting on their behalf, concerning the business of Purchaser and that they have had the opportunity to obtain any additional information, to the extent that Purchaser possesses such information or can acquire it without unreasonable expense or effort, necessary to verify the accuracy of information obtained or furnished by Purchaser.

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

11. Miscellaneous Provisions

11.1 Survival of Representations and Warranties. All representations, warranties, and covenants made by any party in this Agreement shall survive the Closing hereunder and the consummation of the transactions contemplated hereby for one (1) year from the Closing Date. The Sellers and Purchaser are executing and carrying out the provisions of this Agreement in reliance on the representations, warranties, and covenants and agreements contained in this Agreement or at the Closing of the transactions herein provided for including any investigation upon which they might have made or any representations, warranty, agreement, promise, or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

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11.2 Costs and Expenses. Subject to paragraph 9 herein, all costs and expenses in the proposed sale and transfer described in this Agreement shall be borne by the Sellers and Purchaser in the following manner:

(A) Attorneys Fees and Costs. Each party has been represented by its own attorney(s) in this transaction, shall pay the fees of its own attorney(s), except as may be expressly set forth herein to the contrary.

(B) Costs of Closing. Each party shall bear its reasonable share of all other Closing costs and expenses arising from this Agreement.

11.3 Further Assurances. At any time and from time to time, after the effective date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

11.4 Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

11.5 Headings. The paragraph and subparagraph headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

11.6 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.7 Governing Law. This Agreement shall be governed by the laws of the United States, State of Texas.

11.8 Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

11.9 Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

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11.10 Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

11.11 Amendment. This Agreement may be amended only by a written instrument executed by the parties or their respective successors or assigns.

11.12 Facsimile Counterparts. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

11.13 Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.

                          [continued on following page]

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IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                   "Purchaser"
                                   ERF Wireless, Inc.

                                   By: /s/ R. Greg Smith
                                       -----------------
                                   Name: R. Greg Smith
                                   Title: Chief Executive Officer

"The Sellers"

By: /s/ H. Dean Cubley              September 30, 2004
    ------------------------
Name: H. Dean Cubley
40% stockholder

By: /s/ Christopher W. Futer        September 30, 2004
    ------------------------
Name: Christopher W. Futer
40% stockholder

By: /s/ Billie Mize                 September 30, 2004
    ------------------------
Name: Billie Mize
10% stockholder

By: /s/ John Nagel                  September 30, 2004
    ------------------------
Name: John Nagel
10% stockholder

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